EXHIBIT 99.2

POWER OF ATTORNEY

The undersigned hereby make, constitute and appoint Jeffrey Gilbert, acting individually and with full power of substitution, the true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), a statement on Schedule 13G with respect to the securities of Lilis Energy, Inc., a Nevada corporation, and any and all amendments thereto pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and any other forms, certificates, documents or instructions (including a Joint Filing Agreement) that the attorneys in fact (or either of them) deem(s) necessary or appropriate in order to enable the undersigned to comply with the requirements of said Section 13(d) and said rules and regulations.

IN WITNESS WHEREOF, the undersigned hereby execute this Power of Attorney as of the 21st day of March, 2018.

Date: March 21, 2018

OneEnergy Partners Operating, LLC

By:	/s/ Brandon White
Brandon White
Chief Financial Officer

OneEnergy Partners Management Holdings, LLC

By:	/s/ Brandon White
Brandon White
Chief Financial Officer

OneEnergy Partners, LLC

By:	/s/ Brandon White
Brandon White
Chief Financial Officer

Carnelian OneEnergy Holdings, LLC

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

Carnelian Energy Capital, L.P.

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

Carnelian Energy Capital GP, L.P.

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

/s/ Tomas Ackerman
Tomas Ackerman

/s/ Daniel Goodman
Daniel Goodman